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                                   EXHIBIT 2

                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into this 15th day of November 1999, by and among EMusic.com Inc., a Delaware corporation ("Acquiror"), GNA Corporation, a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub"), Group K Inc., a New York corporation, d.b.a. Cductive ("Target") and the principal shareholders of Target signing this Agreement (the "Principal Shareholders").

                                   RECITALS

     A. The parties intend that, subject to the terms and conditions hereinafter set forth, Sub shall be merged with and into Target, with Target the surviving corporation (the "Merger"), pursuant to Agreement of Merger substantially in the form attached hereto as Exhibit A (the "Agreement of
                                             ---------
Merger") and the applicable provisions of the laws of the State of New York and Delaware. Upon the Merger, the Shareholders shall be entitled to receive shares of Acquiror common stock, par value $0.001 per share, at the exchange ratio set forth herein.

     B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

                                   AGREEMENT

     NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

     1.   DEFINITIONS.

          1.1 "Acquiror Shares" shall mean the number of shares of Acquiror common stock, par value $0.001 per share equal to the Purchase Price divided by the Average Acquiror Stock Price.

          1.2 "Average Acquiror Stock Price" shall equal the average closing stock price for the Acquiror Common Stock as traded on the Nasdaq National Market System for the ten trading days ending on the 2nd day prior to the Effective Date; provided that if the Average Acquiror Stock Price as so determined is more than $14.50, it shall be deemed $14.50 and if the Average Acquiror Stock Price as so determined is less than $10, it shall be deemed $10.

          1.3 "Affiliate" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

          1.4 "Agreement of Merger" shall have the meaning set forth in Recital A above.

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          1.5  "Closing" and "Closing Date" shall have the meanings set forth in
Section 2.4.

          1.6  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          1.7  "Commission" shall mean the Securities and Exchange Commission.

          1.8 "Confidential Information" shall mean that information of a party ("Disclosing Party") which is disclosed to another party ("Receiving Party") pursuant to this Agreement which is disclosed as confidential or which a reasonable person knowledgeable about business would understand to be confidential. Confidential Information shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans and business information.

          1.9 "Contaminant" shall mean, without limitation, any pollutants, residues, infectious materials, flammable, dangerous, toxic or hazardous substances, hazardous materials or waste of any description whatsoever, except for non-hazardous waste of the kind generated in the normal course of operations, including any of the foregoing as defined in or regulated under any Environmental Law, including but not limited to polychlorinated biphenyls, asbestos or asbestos containing materials, petroleum and petroleum containing materials.

          1.10 "Damages" shall include any direct loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

          1.11 "Dissenting Shares" shall mean any Target Shares held by persons who have exercised dissenter's rights in accordance with the New York Law.

          1.12 "Effective Time" shall mean the time the Merger becomes effective as defined in Section 2.5.

          1.13 "Entity" shall mean a corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

          1.14 "Environmental Activity" shall mean, without limitation, any activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, recycling, stabilization, disposition, handling or transportation or its affirmative or accidental release into the natural environment including movement through or in the air, soil, subsoil, surface water or groundwater or any other activity, event or circumstance which is subject to any of the Environmental Laws including but not limited to noise, vibration, odor or similar nuisance.

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          1.15 "Exchange Ratio" shall mean that ratio at which each outstanding
Target Share will be converted into the right to receive shares of Acquiror Common Stock as determined in accordance with Section 2.2(b) hereof. The Exchange Ratio shall equal the number of Acquiror Shares divided by the number of Target Shares outstanding at the Effective Time (on a fully diluted basis giving effect to any options, warrants or other rights to acquire Target Shares issued and outstanding at the Effective Date).

          1.16 "Environmental Laws" shall mean federal, state and local laws relating to the environment or any Environmental Activity.

          1.17 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

          1.18 "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, or Entity and any court or other tribunal).

          1.19 "Indemnification Period" shall mean the period commencing on the Closing Date and ending at the close of business on the first anniversary of the Closing Date.

          1.20 "Legal Proceeding" shall mean any action, suit, litigation, arbitration proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any court or other Governmental Body or any arbitrator or arbitration panel.

          1.21 "Material" when capitalized and used in reference to the business, products or financial situation of Target shall be construed, except as specifically provided, to qualify the matter referred to herein to matters with a value in excess of $50,000. For example, a "Material adverse effect" would be an adverse effect resulting in costs or expenses in excess of $50,000. When the word "material" is not capitalized it shall mean material with respect to the matter referenced. For example, a reference to a material breach of a particular agreement would mean a breach that is material with respect to the particular contract (and not necessarily with respect to the overall business of Target or Acquiror).

          1.22 "Material Adverse Change" means, as to a party, a Material adverse change in its business, assets (including intangible assets), liabilities, condition (financial or otherwise) or results of operations.

          1.23 "Merger" shall mean the merger of Sub with and into Target, on the terms and conditions described herein.

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          1.24 "Music Rights" shall mean any music recording masters, musical arrangements, copyrights, lyrics, song titles, artwork, graphics, song rights or other forms of music-related intellectual property rights or licenses thereto whether on an exclusive or nonexclusive basis.

          1.25 "New York Law" shall mean the New York Business Corporation Law, as amended.

          1.26 "Permitted Liens" means such of the following as to which no enforcement collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of the amount accrued therefor on the Target Balance Sheet; (b) encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $25,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

          1.27 "Person" shall mean any individual, Entity or Governmental Body.

          1.28 "Proprietary Asset" shall mean: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) any right to use or exploit any of the foregoing including rights granted by third parties under license agreements.

          1.29 "Purchase Price" shall equal $37,800,000 less the Excess Transaction Costs.

          1.30 "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants and advisors.

          1.31 "Target Common Stock" shall mean the shares of Target Common Stock, par value $0.001 per share, issued and outstanding at the Effective Time.

          1.32 "Target Preferred Stock" shall mean the shares of Target Preferred Stock, par value $0.10 per share, issued and outstanding at the Effective Time.

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          1.33 "Target Shareholders" shall mean the holders of the Target Shares and those who have a right to acquire any Target Shares.

          1.34 "Target Shares" shall mean the shares of Target Common Stock and Target Preferred Stock issued and outstanding at the Effective Time.

          1.35 "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

          1.36 "Tax" or "Taxes" shall mean all U.S. federal, territorial, state, municipal, local or other taxes, including without limitation income capital, sales and use taxes, value added and goods and services taxes, excise taxes, transfer and stamp taxes, custom duties and franchise taxes, real and personal property taxes and payroll taxes (including tax withholdings, employer health taxes, workers' compensation assessments and ERISA plans and unemployment insurance premiums, contributions and remittances and the U.S. equivalents thereof), and penalties, interest and surcharges in respect of any of the foregoing and all words derived from or including the word "Tax," such as "Taxing" and "Taxation" shall bear a corresponding meaning.

          1.37 "Transaction Documents" shall mean all documents or agreements required to be delivered by any party hereunder, including the Agreement of Merger.

     2.   PLAN OF REORGANIZATION.

          2.1 The Merger. Subject to the terms and conditions of this Agreement, Sub shall be merged with and into Target in accordance with the applicable provisions of the laws of the States of New York and Delaware so that:

               (a) At the Effective Time, Sub shall be merged with and into Target. As a result of the Merger, the separate corporate existence of Sub shall cease and Target shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of Sub in accordance with the laws of the States of New York and Delaware.

               (b) The Certificate of Incorporation and the Bylaws of Target in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws, respectively, of the Surviving Corporation after the Effective Time unless and until further amended in accordance with law.

               (c) The directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time. Such directors and officers shall hold their position until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of Surviving Corporation.

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          2.2  Cancellation of Shares and Delivery of Consideration.

               (a) At the Effective Time, each share of Target capital stock, if any, that is owned directly or indirectly by Target or Acquiror shall be canceled and no cash or other consideration shall be delivered in exchange therefor.

               (b) Subject to Section 2(f) hereof, at the Effective Time, each Target Share (other than shares owned directly or indirectly by Target or Acquiror) shall, by virtue of the Merger, and without further action on the part of any holder thereof, be converted and exchanged for the right to receive that number of Acquiror Shares as is equal to the Exchange Ratio.

               (c) At the Effective Time, each share of capital stock of Sub outstanding immediately prior to the Merger shall, by virtue of the Merger, and without further action on the part of any holder thereof, continue to be outstanding and shall be converted into one share of Target Common Stock.

               (d) The Exchange Ratio shall be adjusted to reflect the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Shares), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target capital stock occurring after the date hereof and prior to the Effective Time.

               (e) No fraction of a share of Acquiror Common Stock shall be issued, but in lieu thereof each holder of Target Shares who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average last sale price of a share of Acquiror Common Stock for the ten (10) most recent days that Acquiror Common Stock has traded ending on the trading day immediately prior to the Effective Time.

               (f) Any Dissenting Shares shall not be converted into Acquiror Common Stock. Holders of Dissenting Shares shall only be entitled to such rights as are granted pursuant to the New York Law. Target agrees that, except with the prior written consent of Acquiror, or as required under the New York Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of the New York Law, becomes entitled to payment for Target Shares shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such shareholder of a certificate or certificates representing Target Shares, the number of shares of Acquiror Common Stock to which such shareholder would otherwise be entitled under this Section
2.2 less the number of shares of Acquiror Common Stock allocable to such shareholder that have been deposited in the Indemnity Escrow.

                                       6
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          2.3  Exchange Procedures.

               (a) Following the Closing Date, Acquiror shall mail to each holder of record of certificate(s) or other documents which represent Target Shares (the "Certificates"), to be exchanged pursuant to Section 2.2 hereof (i) a letter of transmittal (which shall specify that, with respect to the Certificates, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Acquiror and shall be in such form and have such other provisions as Acquiror shall reasonably require) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Acquiror Shares. Upon surrender of a Certificate for cancellation to Acquiror, together with such letter of transmittal, duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor his pro rata allocation of the Acquiror Shares as to which such holder is entitled pursuant to Section 2.2 hereof. Certificates so surrendered pursuant to this Section 2.3 shall forthwith be canceled (if not otherwise canceled or terminated in accordance with their terms). In the event of a transfer of ownership of Target Shares which is not registered on the transfer records of Target, the appropriate number of Acquiror Shares may be delivered to a transferee if the Certificate representing such transferred security is presented to Acquiror and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent solely the right to receive upon such surrender that number of Acquiror Shares (without interest and subject to applicable withholding, escheat and other laws) to which such holder is entitled.

               (b) Notwithstanding anything to the contrary in this Section 2.3, none of Acquiror, the Surviving Corporation or any party hereto shall be liable to a holder of Target Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (c) The Acquiror Shares issued in accordance with the terms hereof shall be deemed to be in full satisfaction of all rights pertaining to such Target Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Target Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in Section 2.2.

               (d) In the event any Certificates evidencing Target Shares shall have been lost, stolen or destroyed, Acquiror shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such holder's pro rata allocation of Acquiror Shares, as may be required pursuant to Section 2.2; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond (or in Acquiror's reasonable discretion, an indemnity agreement) in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror with respect to the Certificates alleged to have been lost, stolen or destroyed.

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          2.4  The Closing.  Subject to termination of this Agreement as provided in Section 12 below, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich LLP at 10:00 a.m. local time on the date three (3) days following the satisfaction or waiver of all conditions to closing set forth herein, or such other place, time and date as Acquiror and Target may mutually select (the "Closing Date").

          2.5 Effective Time. Simultaneously with the Closing, the Agreement of Merger shall be filed in the offices of the Secretaries of State of the States of New York and Delaware. The Merger shall become effective immediately upon the filing of the Agreement of Merger with such offices (the "Effective Time").

     3. REPRESENTATIONS AND WARRANTIES OF TARGET. Except as otherwise set forth in the "Target Disclosure Schedule," referencing the appropriate section and paragraph numbers, to be provided to Acquiror concurrent with the execution of this Agreement, Target and the Principal Shareholders represent and warrant to Acquiror as set forth below. No fact or circumstance disclosed to Acquiror by Target shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the Target Disclosure Schedule. Whenever the words "to the knowledge of" or "known to" or similar phrases are used in this Agreement, they mean to the actual knowledge of the party whose knowledge is at issue. The disclosures made on the Target Disclosure Schedule shall not, by the fact of their disclosure, be deemed to acknowledge that disclosure of such information is required under this Section 3.

          3.1 Organization. Target is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has corporate power and authority to carry on its business as it is now being conducted and as it is proposed to be conducted. Target is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary. The Target Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of Target and a true and complete list of all jurisdictions in which Target maintains any employees. The Target Disclosure Schedule contains a true and complete list of all jurisdictions in which Target is duly qualified to transact business as a foreign corporation. True and complete copies of Target's charter documents as in effect on the date hereof and as to be in effect immediately prior to the Closing, have been provided to Acquiror or its Representatives.

          3.2  Capitalization.

               (a)  The authorized capital stock of Target consists of:

                    (i) 18,500,000 shares of Target Common Stock, par value $.001 per share, 3,428,602 shares of which are issued and outstanding and held of record by Target Shareholders as set forth and identified in Section 3.2(a) of the Target Disclosure Schedule;

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                    (ii)  2,000,000 shares of Target Preferred Stock, par value
$.10 per share, of which (A) 650,000 shares have been designated as Series A Preferred Stock and none of which are outstanding; (B) 500,000 shares are designated as Series B Preferred Stock, none of which are outstanding; and (C) 490,000 shares of Series C Preferred Stock, 477,005 of which are issued and outstanding and held of record by Target Shareholders as set forth and identified in Section 3.2(a) of the Target Disclosure Schedule. Each share of Target Preferred Stock is currently convertible into one share of Target Common Stock.

               (b) Except as set forth in Section 3.2(b) of the Target Disclosure Schedule, there are no outstanding options, warrants, rights, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Target other than as contemplated by this Agreement. Except as set forth in Section 3.2(b) of the Target Disclosure Schedule, there are no voting trust, buy-sell or other similar agreements in place among the Target Shareholders or with Target. Section 3.2(b) of the Target Disclosure Schedule sets forth a description of all outstanding vesting restrictions or other rights of Target to re-acquire Target Shares.

               (c) All of the outstanding Target Shares have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth in Section 3.2(c) of the Target Disclosure Schedule, all securities of Target were issued in compliance with applicable federal and state securities laws. None of Target's outstanding securities were issued in consideration in whole or in part for any contribution, transfer or assignment of any Proprietary Assets.

          3.3 Power, Authority and Validity. Target has the corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of Target, and, subject only to the approval of the Merger by Target's shareholders under the provisions of New York Law and Target's Certificate of Incorporation, no other corporate proceedings are necessary to authorize this Agreement or the other Transaction Documents. Except as set forth in Section
3.3 of the Target Disclosure Schedule, Target is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents, except for any such breaches, violations or conflicts that would not reasonably be expected to have a Material adverse effect. This Agreement is, and each of the other Transaction Documents to which Target will be a party, when executed and delivered by Target shall be, the valid and binding obligation of Target enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

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          3.4  Financial Statements.

               (a) Schedule 3.4(a) of the Target Disclosure Schedule sets forth the balance sheet and consolidated statements of operations and changes in financial condition for the two fiscal years ended December 31, 1998 and for the nine month period ended September 30, 1999 (collectively, the "Target Financial Statements").

               (b) The Target Financial Statements are complete and in accordance with the books and records of Target and present fairly in all material respects the financial position of Target as of their historical dates. Except and to the extent reflected or reserved against in the Target balance sheet as of September 30, 1999 (the "Target Balance Sheet"), Target does not have, as of the date of such balance sheet, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto). The aggregate reserves, if any, reflected on the Target Financial Statements are adequate in light of the contingencies with respect to which they are made.

               (c) Target does not have any debt, liability, or obligation of any nature, whether accrued, absolute or contingent that is not reflected or reserved against in the Target Financial Statements. All debts, liabilities, and obligations incurred after the date of the Target Financial Statements, whether absolute or contingent, were incurred in the ordinary course of business and are consistent with past practice.

          3.5  Tax Matters.

               (a) Target has fully and timely, properly and accurately filed all Tax returns and reports required to be filed by it (the "Target Returns"), including all federal, foreign, state and local returns and reports for all years and periods for which any such returns or reports were due. The Target Returns and all other Tax returns and reports filed by Target were prepared in the manner required by applicable law. Except for any goods and services income Tax due upon the filing of the Target Returns, all income, sales, use, occupation, property or other Taxes or assessments due from Target have been paid, and there are no pending assessments, asserted deficiencies or claims for additional Taxes that have not been paid. The reserves for Taxes, if any, reflected on the Target Financial Statements are adequate and there are no Tax liens on any property or assets of Target. There have been no audits or examinations of any Tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further Tax liability beyond that shown on the respective Tax reports or returns. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income Tax return or report for any period.

               (b) All Taxes which Target has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

               (c) Target is not a party to any tax-sharing agreement or similar arrangement with any other party.

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               (d)  At no time has Target been included in the federal
consolidated income Tax return of any affiliated group of corporations.

               (e) No payment which Target is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agreement, severance agreement or otherwise will constitute an excess parachute payment as defined in Section 280G of the Code.

               (f) Target will not be required to include any adjustment in taxable income for any Tax period (or portion thereof) ending after the Closing Date pursuant to Section 481(c) of the Code or any provision of the Tax laws of any jurisdiction requiring Tax adjustments as a result of a change in method of accounting implemented by Target prior to the Closing Date for any Tax period (or portion thereof) ending on or before the Closing Date or pursuant to the provisions of any agreement entered into by Target prior to the Closing Date with any taxing authority with regard to the Tax liability of Target for any Tax period (or portion thereof) ending on or before the Closing Date.

               (g) Except as set forth in Section 3.5(g) of the Target Disclosure Schedule, Target is not currently under any contractual obligation to pay to any Governmental Body any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

          3.6  Absence of Certain Changes or Events.  Except as set forth in
Section 3.6 of the Target Disclosure Schedule, from September 30, 1999, Target has not:

               (a) suffered any Material Aadverse Change in its financial condition or in the operations of its business, or any Material Adverse Change in its balance sheet, including but not limited to cash distributions or decreases in the net assets of Target;

               (b) suffered any physical Material damage, destruction or loss, whether or not covered by insurance;

               (c) granted or agreed to make any increase in the compensation payable or to become payable by Target to its officers or employees;

               (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Target or declared any direct or indirect redemption, retirement, purchase or other acquisition by Target of such shares;

               (e) issued any shares of capital stock of Target or any warrants, rights, options or entered into any commitment relating to the shares of Target, except for the issuance of shares of Target capital stock pursuant to the exercise of Target Options and Target Warrants listed in the Target Disclosure Schedule and the conversion of outstanding Target Preferred Stock;

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               (f)  made any change in the accounting methods or practices it followed, whether for general financial or Tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

               (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

               (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except for sales in the ordinary course of their business;

               (i) suffered any dispute involving any employee that could reasonably be expected to have a Material adverse effect on Target;

               (j) entered into any commitment or transaction (including without limitation any borrowing or capital expenditure), in either case, other than in the ordinary course of business;

               (k)  incurred any liabilities, absolute or contingent except for
(i) liabilities identified as such in the "liabilities" column of the Target Financial Statements; (ii) accounts payable or accrued salaries that have been incurred by Target since September 30, 1999, in the ordinary course of business and consistent with Target's past practices; and (iii) liabilities in Section 3.6(k) of the Target Disclosure Schedule;

               (l) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, other than any purchase money security interests or capital leases incurred in the ordinary course of business;

               (m) made any capital expenditure or commitment for additions to property, plant or equipment, individually in excess of Two Thousand Dollars ($2,000) or in the aggregate, in excess of Fifteen Thousand Dollars ($15,000);

               (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or shareholders, or any Affiliate of any of the foregoing;

               (o) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed in the Target Disclosure Schedule; or

               (p) agreed to take any action described in this Section 3.6 or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

          3.7 Title and Related Matters. Target has good and valid title to all the properties, interests in properties and assets, real and personal, reflected in the Target Financial Statements or acquired after the date of the Target Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the Target Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except for Permitted Liens. Except as noted in Section 3.7 of the Target Disclosure Schedule, the equipment of Target used in the operation of its business is in good operating condition and repair, normal wear and tear excepted. All real or personal property leases to which Target is a party are valid, binding, enforceable and effective in accordance with their respective terms, subject to
(i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. To the knowledge of Target and the Principal Shareholders, there is not under any of such leases any existing default by Target or any other event of default or event which, with notice or lapse of time or both, would constitute a default by any other party to such leases. Section 3.7 of the Target Disclosure Schedule contains real and personal property leased or owned by Target which has a net book value in excess of $2,000, describing its interest in said property and with respect to real property a description of each parcel. True and correct copies of Target's leases have been provided to Acquiror or its Representatives.

          3.8  Music Rights.

               (a) Section 3.8(a)(i) of the Target Disclosure Schedule sets forth a true and complete list of all Music Rights owned by Target. Section 3.8(a)(ii) of the Target Disclosure Schedule sets forth a true and complete list of all Music Rights licensed by or to Target, including a description of whether such rights are exclusive or non-exclusive, whether the rights include the right to distribute custom compilations or digital downloads of the music in question, or both, and the expiration date of such rights. Target has written agreements (each of which are listed in the Target Disclosure Schedule) for all Music Rights owned, licensed, used, marketed, and sold by it, and those licensed to it, and except as set forth in Section 2.8(a) of the Target Disclosure Schedule, Target has not received any express notice from any party to such a contract challenging the enforceability or validity of such a contract, and all such contracts are enforceable in accordance with their terms. The Merger will not constitute or be deemed to constitute an assignment of any such Music Rights, require the consent of any third party or otherwise result in the termination or modification of any such Music Rights. All Music Rights owned or licensed by Target were recorded and otherwise prepared in all respects in accordance with the rules and regulations of any unions, guilds and similar associations having jurisdiction. Each person or entity who has rendered any service or provided any materials in connection with, or has contributed in any way, to the making of the Music Rights has the right to grant such rights, render such services or furnish such materials. Except as disclosed in the Target Disclosure Schedule, all fees and other payments applicable to or resulting from the creation, recording, manufacture, duplication, and distribution of the Music Rights, including, but not limited to, payments to performers, producers, engineers and others, have been fully and completely paid by Target.

               (b) Except as set forth in Section 3.8 of the Target Disclosure Schedule, there are no amounts owed or that will become owing to any holder of rights for royalties arising as a result of the Music Rights, nor has the Target paid an advance in respect of such royalties, except to the extent that such advance has been depleted or to the extent that the balance of any such advance is set forth in Section 3.8 of the Target Disclosure Schedule.

               (c) Except as described in Section 3.8(c) of the Target Disclosure Schedule, Target does not know of or have any reason to believe that any customers of Target, or any holder of Music Rights, (i) has any complaint or objection with respect to the service or any business practices of Target or the transactions contemplated hereby which could reasonably be expected to have a Material Adverse Effect, or (ii) will cease to do business, or significantly reduce the business conducted, with Target as a result of the Merger.

          3.9  Proprietary Rights and Warranty Claims.

               (a) Section 3.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Proprietary Asset owned or used by Target (each a "Target Proprietary Asset" and collectively, the "Target Proprietary Assets") registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Target Proprietary Asset, and
(ii) the names of the jurisdictions covered by the applicable registration or application. Section 3.9(a)(ii) of the Target Disclosure Schedule identifies and provides a brief description of all other Target Proprietary Assets. Section 3.9(a)(iii) of the Target Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to Target by any Person (except for any Proprietary Asset that is licensed to Target under any third party software license generally available to the public at a cost of less than One Thousand Dollars ($1,000)), and identifies the license agreement under which such Proprietary Asset is being licensed to Target. Except as set forth in
Section 3.9(a)(iv) of the Target Disclosure Schedule, Target has good and valid title to all Target Proprietary Assets identified in Sections 3.9(a)(i) and 3.9(a)(ii) of the Target Disclosure Schedule, free and clear of all liens and other encumbrances and of all third party licensed technology, and has a valid right to use all Proprietary Assets identified in Section 3.9(a)(iii) of the Target Disclosure Schedule. Except as set forth in Section 3.8(ii) or 3.9(a)(v) of the Target Disclosure Schedule, Target is not obligated to make any payment to any Person for the use of any Proprietary Asset. Except as set forth in
Section 3.9(a)(vi) of the Target Disclosure Schedule, Target has not developed jointly with any other Person any Proprietary Asset with respect to which such other Person has any rights.

               (b) Except as set forth in Section 3.9(b) of the Target Disclosure Schedule, Target has taken reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Material Target Proprietary Assets (except Target Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Target Proprietary Assets. Except as set forth in the Target Disclosure Schedule, Target has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of any of the Target Proprietary Assets used in or necessary for the conduct of business by Target as currently conducted by Target.

               (c) Target is not infringing, misappropriating or making any unlawful use of, and Target has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other person ("Third Party Proprietary Asset"). To the knowledge of Target and the Target Principal Shareholders, no other person is infringing, misappropriating or making any unlawful use of, and no Third Party Proprietary Asset owned or used by any other person infringes or conflicts with, any Target Proprietary Asset.

               (d) Except as set forth in Section 3.9(d) of the Target Disclosure Schedule: (i) each Target Proprietary Asset conforms with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of Target; and (ii) Target has not received notice of any claim by any customer or other person alleging that any Target Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by Target to any person) does not conform with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of Target, and there is no reasonable basis for any such claim.

               (e) Target's Proprietary Assets constitute all the proprietary assets necessary to enable Target to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Section 3.9(e) of the Target Disclosure Schedule, (i) Target has not licensed any of the Target Proprietary Assets to any person and (ii) Target has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of the Target Proprietary Assets or to transact business in any market or geographical area or with any person.

          3.10 Employee Benefit Plans. Except as set forth in Section 2.10 of the Target Disclosure Schedule, Target does not maintain, or is obligated to contribute to, any defined benefit pension plan or any employee benefit plan that is subject to either Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA") or the minimum funding standards of ERISA or the Code. Each bonus, incentive, deferred compensation, pension, profit-sharing, retirement, vacation, severance pay, stock purchase, stock option, group insurance and other employee benefit or fringe benefit plans, whether formal or informal (whether written or not), maintained by Target conforms to all applicable requirements, if any, of ERISA. Section 3.10 of the Target Disclosure Schedule lists and describes all such plans.

          3.11 Bank Accounts and Receivables. Section 3.11 of the Target Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Target maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom. Section 3.11 of the Target Disclosure Schedule sets forth an accurate and complete breakdown and aging of all accounts receivable, notes receivable, and other receivables of Target as of the date of the Target Balance Sheet. Except as set forth on the Target Disclosure Schedule, all existing accounts receivable of Target (including those accounts receivable reflected on the Target Financial Statements that have not yet been collected and those accounts receivable that have arisen since September 30, 1999 and have not yet been collected) (i) represent valid obligations of customers of Target arising from bona fide transactions entered into in the ordinary course of business, and (ii) will, to the knowledge of Target, be collected in full when due, without any counterclaim or setoff, net of allowances therefor included in the Target Balance Sheet.

          3.12 Contracts.

               (a) Section 3.12(a) of the Target Disclosure Schedule identifies each document or instrument to which Target is a party and that relates to the acquisition, transfer, use, development, sharing or licensing of any technology, Music Right or Proprietary Asset.

               (b) Except as set forth in Section 3.12(b) of the Target Disclosure Schedule:

                    (i) Target has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Target of more than Twenty Five Thousand Dollars ($25,000) over the life of any such agreement, contract or commitment;

                    (ii) There is no outstanding sales contract, commitment or proposal (including, without limitation, development projects) of Target that Target currently expects (or reasonably should expect) to result in any loss to Target upon completion or performance of such contract, commitment or proposal in accordance with the terms thereof;

                    (iii) Target has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium;

                    (iv) Target has no outstanding agreements, contracts or commitments with sales representatives, OEM's, distributors or dealers;

                    (v) Target is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world;

                    (vi) Target has not guaranteed any obligations of other persons, or made any agreements to acquire or guarantee any obligations of other persons;

                    (vii) Target does not have any outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Target of any sum not reflected in the Target Financial Statements; and

                    (viii) All contracts, agreements and instruments listed (including any incorporated by reference) in the Target Disclosure Schedule pursuant to Section 3.12 (a) and (b) (the "Target Material Contracts") are valid, binding, in full force and effect, and enforceable by Target in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies. To the knowledge of Target and the Principal Shareholders, no party to any Target Material Contract intends to cancel, withdraw, modify or amend such contract;

               (c) Target has made available to special counsel for Acquiror, accurate and complete copies of all written Target Material Contracts, including all amendments thereto and any correspondence regarding any dispute with respect thereto. Except as set forth in Section 3.12 (c) of the Target Disclosure Schedule, Target has not entered into any Material oral contracts.

               (d) Except as set forth in Section 3.12(d) of the Target Disclosure Schedule:

                    (i) Target has not violated or breached, or committed any default under, any Target Material Contract, and no other person has violated or breached, or committed any default under, any Target Material Contract;

                    (ii) No event has occurred, and to Target's knowledge circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a violation or breach of any of the provisions of any Target Material Contract, (B) give any person the right to declare default or exercise any remedy under any Target Material Contract, (C) give any person the right to accelerate the maturity or performance of any Target Material Contract; or (D) give any person the right to cancel, terminate or modify any Target Material Contract (other than those Target Material Contracts which may be canceled, terminated or modified at will at any time by a party thereto);

                    (iii) There are no unresolved Material claims between Target and any of its principal licensors, vendors, suppliers, distributors, representatives or customers and none of such persons has advised Target of its intention to cease doing business with Target, or with Acquiror following the Closing Date, whether as a result of the transactions contemplated hereunder.

          3.13 Compliance With Law. Target is in compliance with all applicable laws and regulations except for noncompliance which could not reasonably be expected to have a Material adverse effect. All licenses, franchises, permits and other governmental authorizations held by Target and which are required for its business are valid and sufficient in all respects for the businesses presently carried on by Target except for insufficiencies which could not reasonably be expected to have a Material adverse effect.

          3.14 Labor Difficulties; No Discrimination.

               (a) Target is not engaged in any unfair labor practice or in violation of any applicable laws respecting employment and employment practices, health and safety, human rights, terms and conditions of employment, and wages and hours.

               (b) There is no unfair labor practice complaint against Target actually pending before a labor relations board.

               (c) There is and has not been any claim made against Target based on actual or alleged wrongful termination or on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor is there any reasonable basis for any such claim.

               (d) Target is not aware of any Target employee who intends to terminate his or her employment with Target as a result of the Merger or otherwise.

          3.15 Insider Transactions.  No Affiliate of Target has any interest in
(i) any equipment or other property, real or personal, tangible or intangible, including, without limitation, any Target Music Right or Proprietary Asset, used in connection with or pertaining to the businesses of Target, or (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of Target; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company whose stock or debt securities are traded on a recognized U.S. stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

          3.16 Employees, Independent Contractors and Consultants. Section 3.16 of the Target Disclosure Schedule lists and describes all currently effective written and oral consulting, independent contractor and/or employment agreements and other agreements concluded with individual employees, independent contractors or consultants to which Target is a party. True and correct copies of all such written agreements have been made available to special counsel to Acquiror or its Representatives. All salaries and wages paid by Target are in compliance in all respects with applicable federal, state and local laws.
Section 3.16 of the Target Disclosure Schedule lists the names of all persons currently employed by Target as well as the salaries and other compensation arrangements (bonus, deferred compensation, etc.) and the accrued vacation time for each such person.

          3.17 Insurance. Section 3.17 of the Target Disclosure Schedule contains a list of the policies of fire, liability and other forms of insurance held by Target. Target has done nothing, either by way of action or inaction, that might reasonably be expected to result in the invalidation of such insurance policies in whole or in part.

          3.18 Litigation. Except as set forth in Section 3.18 of the Target Disclosure Schedule, there is no suit, action or proceeding which has been served upon or, to the knowledge of Target, threatened against Target (nor is there any reasonable basis therefor), in each case other than matters which are not Material, or which questions or challenges the validity of this Agreement or the Transaction Documents. Except as set forth in
Section 3.18 of the Target Disclosure Schedule, there is no judgment, decree, injunction, or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Target.

          3.19 Subsidiaries. Except as set forth in Section 3.19 of the Target Disclosure Schedule, Target has no subsidiaries. Except as set forth in Section
3.19 of the Target Disclosure Schedule, Target does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, joint venture, firm, association or business organization, entity or enterprise, and Target does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

          3.20 Compliance with Environmental Requirements. Target has obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to Target and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes, except where the failure to obtain such authorizations could not reasonably be expected to have a Material adverse effect. Except as set forth in Section 3.20 of the Target Disclosure Schedule, Target is in compliance with all terms and conditions of the required permits, licenses and authorizations. Except as set forth in Section 3.20 of the Target Disclosure Schedule, Target is not aware of, nor has Target received written notice of, any conditions, circumstances, activities, practices, incidents, or actions which may form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Target, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

Except as disclosed in Section 3.20 of the Target Disclosure Schedule,

               (a) No Environmental Activity has occurred in the business of Target or on or in relation to any premises currently or formerly used by Target which may cause Target to incur expenses or costs for the elimination, neutralization or amelioration of the results of the Environmental Activity or become liable for compensation to any third party.

               (b) Target has held its assets, occupied its respective premises, operated its respective businesses and conducted all other activities in compliance in all Material respects with all Environmental Laws. Target has not received any notice of non-compliance with Environmental Laws from any person or governmental authority and Target does not know of any facts which could give rise to any such notice.

               (c) There are no underground storage tanks or surface impoundments at, on, or under premises formerly or currently used by Target.

               (d) Target has maintained all environmental and operating documents and records substantially in the manner and for the time periods required by any Environmental Laws. Section 3.20 of the Target Disclosure Schedule lists each environmental permit and each Environmental Audit conducted with respect to Target or its premises while occupied by either of them. An "Environmental Audit" shall mean any evaluation, inspection, assessment, study or test performed at the request of or on behalf of a governmental authority, including but not limited to, a public liaison committee, as well as a self-evaluation, whether or not required by Environmental Law.

          3.21 Corporate Documents. Target has made available to Acquiror for its examination all documents requested by Acquiror, including, but not limited to: (i) copies of its charter documents; (ii) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof;
(iii) all permits, orders, and consents issued by any regulatory agency with respect to Target, or any securities of Target, and all applications for such permits, orders, and consents; and (iv) the stock transfer books of Target setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Target reflect all actions of Target described in the preceding sentence and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

          3.22 Accuracy of Information In Information or Proxy Statement. The information furnished by Target in connection with the solicitation of shareholder consent or proxies for the approval and adoption of this Agreement and the approval and adoption of the Merger shall not, on the date the Information or Proxy Statement is first mailed to the Target shareholders, on any date subsequent thereto and prior to the Effective Time or at the Effective Time, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of consent or proxies which has become false or misleading. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror or Sub that is contained in any of the foregoing documents.

          3.23 No Brokers. Neither Target nor any shareholder, officer or director of Target is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

          3.24 Accuracy of Documents and Information. The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, the schedules or exhibits to this Agreement or specifically required to be furnished pursuant to this Agreement to Acquiror by Target are complete and correct. No representations or warranties made by Target in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit furnished directly to Acquiror pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading. There is no fact which materially and adversely specifically affects Target (excluding general risks applicable to the industry) known to Target which has not been set forth in this Agreement or the schedules and exhibits hereto.

     4. REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB. Except as otherwise set forth in the "Acquiror Disclosure Schedule," referencing the appropriate section and paragraph numbers, to be provided to Target and the Principal Shareholders concurrent with the execution of this Agreement, Acquiror represents and warrants to Target and the Principal Shareholders as set forth below. No fact or circumstance disclosed to Target or the Principal Shareholders by Acquiror shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the Acquiror Disclosure Schedule.

          4.1 Organization. Acquiror and each of its subsidiaries, including Sub, are corporations duly organized, validly existing and in good standing under the laws of their jurisdictions of incorporation and have corporate power and authority to carry on their businesses as they are now being conducted. Acquiror is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary.

          4.2 Power, Authority and Validity. Acquiror and Sub have the corporate power and authority to enter into this Agreement and other Transaction Documents to which they are a party and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of Acquiror and Sub, and no other corporate proceedings are necessary to authorize this Agreement or the other Transaction Documents. The execution and delivery by Acquiror and Sub of the Transaction Documents to which either of them is a party, the performance by Acquiror and Sub of their respective obligations hereunder and thereunder and the consummation of the Merger by Acquiror and Sub will not require any filing or registration with, or consent or approval of, any Governmental Body or any other third party, other than (i) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware and the New York Department of State, and (ii) any consents, filings, authorizations or registrations as may be required under applicable federal and state securities laws. Acquiror and Sub are not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit or subject to any order or decree, which would be breached or violated in a material manner by or in material conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. This Agreement is, and the other Transaction Documents to which Acquiror and Sub are a party, when executed and delivered by Acquiror and Sub shall be, the valid and binding obligations of Acquiror and Sub, enforceable in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          4.3  Capitalization.

               (a) The authorized capital stock of Acquiror as of the date of this Agreement consists of: (i) Two Hundred Million (200,000,000) shares of common stock, not more than Thirty Five Million (35,000,000) shares of which are currently outstanding and (ii) Twenty Million (20,000,000) shares of preferred stock, none of which are issued and outstanding.

               (b) All of the outstanding securities of Acquiror have been duly authorized and are validly issued, fully paid and nonassessable. All securities of Acquiror were issued in compliance with applicable securities laws. Except as otherwise set forth in the Acquiror Disclosure Schedule or in the Acquiror Commission Documents (as defined in Section 4.4 below), Acquiror does not have any other shares of its capital stock issued or outstanding and does not have any other outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating Acquiror to issue shares of its capital stock or other securities.

               (c)  Acquiror owns all of the outstanding stock of Sub.

          4.4 Commission Documents; Financial Statements. Acquiror has made available to Target a true and complete copy of its Annual Report on Form 10-K for the year ended June 30, 1999 as filed with the Commission by Acquiror; and, prior to the Effective Time, Acquiror will have made available to Target any additional documents filed with the Commission by Acquiror prior to the
Effective Time (collectively, the "Acquiror Commission Documents").   As of
their respective filing dates, the Acquiror Commission Documents complied with the requirements of the Exchange Act and the Securities Act, and none of the Acquiror Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror Commission Document prior to the date hereof. The financial statements of Acquiror, including the notes thereto, included in the Acquiror Commission Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the Commission). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquiror accounting policies except as described in the notes to the Acquiror Financial Statements.

          4.5 Accuracy of Documents and Information. No representations or warranties made by Acquiror or Sub in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit furnished directly to Target pursuant to this Agreement, taken as a whole, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading.

          4.6 No Brokers. Acquiror is not obligated to pay fees or expenses to any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

          4.7 Valid Issuance of Acquiror Common Stock. The shares of Acquiror's Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable and issued in compliance with all applicable federal or state securities laws.

          4.8 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

          4.9 Absence of Certain Changes or Events. Since June 30, 1999, Acquiror and its subsidiaries have conducted their business in the ordinary course and, since such date, there has not been any material adverse change with respect to Acquiror and its subsidiaries, taken as a whole.

     5.   REPRESENTATIONS AND WARRANTIES OF PRINCIPAL SHAREHOLDERS.

     Each Principal Shareholder as to itself, himself or herself represents and warrants to Acquiror as follows:

          5.1 No person or entity not a signatory of this Agreement has a right to acquire or vote the Target Shares held of record by such Principal Shareholder or any portion thereof (except, with respect to shareholders which are partnerships, partners of such shareholders). Except as set forth in
Section 5.1 of the Target Disclosure Schedule, the Target Shares are and will be, at all times until the Closing, free and clear of any liens, claims, options, charges or other encumbrances. Such Principal Shareholder's principal place of residence or place of business is set forth on the signature page hereto.

          5.2 Such Principal Shareholder will not transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Target Shares or any New Securities (as defined below), or make any offer or agreement relating thereto, at any time prior to the Closing.

          5.3 Such Principal Shareholder agrees that any shares in the capital stock of Target that Principal Shareholder purchases or with respect to which such Principal Shareholder otherwise acquired beneficial ownership after the date of this Agreement and prior to the Closing (the "New Securities") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Target Shares.

          5.4 Such Principal Shareholder represents to Acquiror, that the Acquiror Shares which he will receive will be acquired with his own funds for investment for an indefinite period for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that he has no present intention of selling, granting participation in, or otherwise distributing the same.

          5.5 Such Principal Shareholder understands that the Acquiror Shares will not be registered under the Securities Act of 1933 (the "Securities Act") on the ground that the sale provided for in this Agreement is exempt pursuant to section 4(2) of the Securities Act, and that Acquiror's reliance on such exemption is predicated on his representations set forth herein.

          5.6 Such Principal Shareholder agrees that in no event will he make a disposition of any of the Acquiror Shares unless and until (a) he shall have notified Acquiror of the proposed disposition, shall have furnished Acquiror with a statement of the circumstances surrounding the proposed disposition and shall have furnished Acquiror with an opinion of counsel satisfactory to Acquiror to the effect that (i) such disposition will not require registration of such Stock under the Securities Act or (ii) that appropriate action necessary for compliance with the Securities Act has been taken, (b) Acquiror shall have waived, expressly and in writing, its rights under clause (a) of this Section, or (d) the Acquiror Shares shall have been registered with the Securities and Exchange Commission (the "SEC").

          5.7 In connection with the investment representations made herein, such Principal Shareholder represents that he is able to fend for himself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment and has the ability to bear the economic risks of his investment.

     6.   COVENANTS OF TARGET AND THE PRINCIPAL SHAREHOLDERS

          6.1 Advice of Changes. Target will promptly advise Acquiror in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Target contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any Material adverse change in Target's business, taken as a whole.

          6.2 Conduct of Business. Until the Closing, Target will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of Acquiror or as otherwise provided in Section 6.2 of the Target Disclosure Schedule:

               (a) borrow any money in excess of Twenty Five Thousand Dollars ($25,000);

               (b) incur any liability other than in the ordinary and usual course of business or in connection with the performance or consummation of this Agreement;

               (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business;

               (d) dispose of any of its assets, except inventory in the regular and ordinary course of business;

               (e) enter into any lease or contract for the purchase or sale of any property, real or personal except for inventory purchased in the ordinary course of business or other leases or contracts for less than $25,000;

               (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

               (g) pay or authorize any bonus, increased salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses;

               (h) enter into any agreement for the acquisition or license of any Music Rights with advances or minimum future commitments in excess of $20,000.

               (i)  adopt or change any accounting methods;

               (j) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital (other than a dividend in the amount of less than $100,000 that will be payable upon the consummation of the Merger in respect of the shares of Target Series A Preferred Stock and Series B Preferred Stock which had been converted into shares of Target Common Stock), or redeem or otherwise acquire any of its capital stock;

               (k) amend or terminate any contract, agreement or license to which it is a party except non-Material agreements in the ordinary course of business or other agreements with an annual value of less than $25,000;

               (l)  enter into any Material contract;

               (m) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

               (n)  waive or release any Material right or claim;

               (o) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock (other than (i) the issuance of (A) shares of Target Common Stock issuable upon exercise of Target Options or Target Warrants that are outstanding on the date of this Agreement or (B) shares of Target Common Stock issuable upon conversion of shares of Target Preferred Stock, (ii) the sale by Target, in one or more transactions, of up to $2,000,000 in equity securities to one or more investors or (iii) the repurchase of shares of Common Stock from terminated employees pursuant to the terms of outstanding stock restriction or similar agreements) or amend the terms of any agreement regarding the foregoing;

               (p) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

               (q)  merge, consolidate or reorganize with any entity;

               (r) license all or a significant portion of its assets, including, but not limited to, any license of a significant portion of the company's catalog of Music Rights;

               (s)  amend its Articles of Incorporation or Bylaws;

               (t) make or change any election, change any annual accounting period, file any tax return or amended tax return, enter into any closing agreement, settle any tax claim or assessment relating to Target, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to Target, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of Target or Acquiror; or

               (u) agree to do any of the things described in the preceding clauses of this Section.

          6.3 Access to Information. Until the Closing and subject to the confidentiality and nonuse provisions hereof, Target shall allow Acquiror and its Representatives reasonable free access upon reasonable notice and during normal working hours to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, Target shall cause its accountants to cooperate with Acquiror and its Representatives in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

          6.4 Regulatory Approvals. Prior to the Closing, Target shall execute and file, or join in the execution and filing, of any application or other document which may be necessary in order to obtain the authorization, approval or consent of any Governmental Body, federal, state or local, which may be reasonably required, or which Acquiror may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Target shall use its best efforts to obtain all such authorizations, approvals and consents.

          6.5 Satisfaction of Conditions Precedent. Target will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 11, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

          6.6 Equity Compensation Arrangements. Prior to the Closing, any obligation of Target to issue stock, warrants or options which have been offered or promised to the employees of Target shall have been fulfilled or been terminated to the satisfaction of Acquiror.

          6.7 Shareholder Consent. Prior to the Closing, whether by special meeting or written consent of its shareholders, Target will submit this Agreement, the Agreement of Merger and related matters to its shareholders for consideration and approval and the Board of Directors of Target will recommend such approval to the Target Shareholders. Each of the Principal Shareholders agrees to vote all shares of Target capital stock in respect of which each such shareholder is entitled to vote at any meeting, in favor of the Merger, the approval of the transactions contemplated by this Agreement.

     7.   COVENANTS OF ACQUIROR AND SUB.

          7.1 Advice of Changes. Acquiror and Sub will promptly advise Target in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Acquiror or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

          7.2 Regulatory Approvals. Prior to the Closing, Acquiror and Sub shall execute and file, or join in the execution and filing, of any application or other document which may be necessary in order to obtain the authorization, approval or consent of any Governmental Body, federal, state or local, which may be reasonably required, or which Target may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Such persons and entities shall use their best efforts to obtain all such authorizations, approvals and consents.

          7.3 Satisfaction of Conditions Precedent. Acquiror and Sub will use their best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 10, and Acquiror will use their best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

          7.4 Nasdaq National Market Listing. Acquiror shall cause the shares of Acquiror Common Stock issuable to the stockholders of Target in the Merger to be authorized for listing on the Nasdaq National Market.

          7.5  Stock Options and Warrants.

               (a) At the Effective Time, each outstanding option granted to employees or individual consultants of Target under the Target Option Plan ("Target Options"), whether vested or unvested, shall be assumed by Acquiror and deemed to constitute an option (an "Acquiror Option") to acquire, on the same terms and conditions as were applicable under the Target Option, the same number of shares of Acquiror Common Stock as the holder of such Target Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of Target Common Stock otherwise purchasable pursuant to such Target Option divided by (ii) the number of full shares of Acquiror Common Stock deemed purchasable pursuant to such Acquiror Option in accordance with the foregoing; provided, however, that,
                                                       --------  -------
in the case of any Target Option to which Section 422 of the Code applies ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

               (b) As soon as practicable after the Effective Time, Acquiror shall deliver to the participants in the Target Option Plan appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to the Target Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger). Acquiror shall comply with the terms of the Target Option Plan and use reasonable commercial efforts to ensure, to the extent required by, and subject to the provisions of, such Target Option Plan and Sections 422 and 424(a) of the Code, that Target Options which qualified as incentive stock options prior the Effective Time continue to qualify as incentive stock options after the Effective Time.

               (c) Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of Target Options assumed in accordance with this Section. Within forty-five days of the Effective Date, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate forms) under the Securities Act or another appropriate form with respect to the shares of Acquiror Common Stock subject to such options and shall use reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

               (d) Notwithstanding the provisions of paragraph (c), the Target Principal Shareholders agree that they may not, during the six months following the Effective Time, offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any of the Acquiror Shares covered by such Form S-8 registration statement (the "Acquiror S-8 Shares") except to the extent such Acquiror S-8 Shares are transferred as a gift or gifts, bequested or transferred to a family trust (provided that any such case the transferee agrees in writing to be bound by the terms hereof). The foregoing restriction is expressly agreed to preclude the Target Principal Shareholders from engaging in any hedging or other transaction with respect to such Acquiror S-8 Shares which is designed to or reasonably expected to lead to or result in a Disposition during such period. Such prohibited hedging or other transactions include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to such Acquiror S-8 Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from such Acquiror S-8 Shares. Acquiror shall have the right to impose a legend on the certificates representing such Acquiror S-8 Shares consistent with the foregoing and to enter stop transfer instructions with Acquiror's transfer agent against the transfer of the Acquiror Shares except in compliance with this restriction.

               (e) Each warrant to purchase Target shares and options granted to other than employees or individual consultants to Target (collectively "Target Warrants"), to the extent outstanding at the Effective Time, whether or not exercisable and whether or not vested at the Effective Time, shall remain outstanding at the Effective Time. At the Effective Time, Target Warrants shall, by virtue of the Merger and without any further action on the part of Target or the holder of any of Target Warrants (unless further action may be required by the terms of any of Target Warrants), be assumed by Acquiror and each Target Warrant assumed by Acquiror shall be exercisable upon the same terms and conditions as under the applicable warrant agreements with respect to such Target Warrants, except that (A) each such Target Warrant shall be exercisable for that whole number of shares of Acquiror Common Stock (rounded down to the nearest whole share) into which the number of shares of Target Common Stock subject to such Target Warrant would be converted under Section 2.2(b), and (B) the exercise price per share of Acquiror Common Stock shall be an amount equal to the exercise price per share of Target Common Stock subject to such Target Warrant in effect immediately prior to the Effective Time divided by the applicable Exchange Ratio (the exercise price per share, so determined, being rounded to the nearest full cent). From and after the Effective Time, all references to Target in the warrant agreements underlying Target Warrants shall be deemed to refer to Acquiror. Acquiror further agrees that, notwithstanding any other term of this Section 7.5(d) to the contrary, if required under the terms of Target Warrants or if otherwise appropriate under the terms of Target Warrants, it will execute a supplemental agreement with the holders of Target Warrants to effectuate the foregoing. No payment shall be made for fractional shares. Acquiror shall (i) on or prior to the Effective Time, reserve for issuance the number of shares of Acquiror Common Stock that will become subject to warrants to purchase Acquiror Common Stock ("Acquiror Warrants") pursuant to this Section 7.5(d)(ii) from and after the Effective Time, upon exercise of the Acquiror Warrants in accordance with the terms thereof, make available for issuance all shares of Acquiror Common Stock covered thereby and (iii) promptly following the Effective Time, issue to each holder of an outstanding Target Warrant a document evidencing the foregoing assumption by Acquiror.

          7.6 Release of Personal Guarantees. Acquiror and Sub shall use their reasonable best efforts to cause the personal guarantees extended or collateral pledged by the Principal Shareholders described in Section 7.6 of the Target Disclosure Schedule to be released.

          7.7 Certain Employee Benefit Matters. From and after the Effective Time, employees of Target at the Effective Time will be provided with employee benefits by the Surviving Corporation or Acquiror which in the aggregate are no less favorable to such employees than those provided from time to time by Acquiror to similarly situated employees.

          7.8 Registration of the Acquiror Shares. Subject to the terms and conditions of the Declaration of Registration Rights attached hereto as Exhibit "G", within one hundred and eighty days of the Closing, Acquiror shall file a registration statement with the SEC covering the resale of the Acquiror Shares.

          7.9 Director and Officer Liability. From and after the Effective Time, Acquiror will ensure that the Surviving Corporation (or Acquiror will directly, in the event the Surviving Corporation is dissolved or wound up) will indemnify and hold harmless the present and former officers and directors of Target (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under Target's certificate of incorporation and bylaws in effect on the date hereof; provided, that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

     8.   MUTUAL COVENANTS.

          8.1 Confidentiality. Each party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party shall, at all times, both during the term of this Agreement and thereafter, keep in confidence and trust all of the Disclosing Party's Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement or by a separate written agreement. The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees, consultants and permitted sublicensees who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements with such person's employer which protects the Confidential Information of the Disclosing Party. The Receiving Party shall promptly give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information, which remedies shall include injunctive relief without the necessity of posting a bond or proving damages. These obligations shall not apply to the extent that Confidential Information includes information which:

               (a) is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

               (b) is, or, through no act or failure to act of the Receiving Party, becomes publicly known;

               (c) is received by the Receiving Party from a third party without restriction on disclosure;

               (d) is independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving Party will have the burden of proving;

               (e) is approved for release by written authorization of the Disclosing Party; or

               (f) is required to be disclosed by a government agency to further the objectives of this Agreement or by a proper order of a court of competent jurisdiction; provided, however that the Receiving Party will use best efforts to minimize such disclosure and will consult with and assist the Disclosing Party in obtaining a protective order prior to such disclosure.

          8.2 Exclusivity. Until the earlier of the Closing Date or the termination of this Agreement, Target agrees that it will not (and that it will use reasonable best efforts to assure that its employees, agents and affiliates do not on its behalf) discuss or enter into any agreement concerning the sale or acquisition of Target, its stock (including by means of any public offering thereof, but excluding issuance of stock and options to employees in the ordinary course of business consistent with past practices) or a substantial part of its assets with any party other than Acquiror, and that any such discussions presently in progress will be terminated or suspended during that period. Target represents and warrants that it has the legal right to terminate or suspend any such pending negotiations and agrees to indemnify Acquiror, its representatives and agents from and against any claims by any party to such negotiations based upon or arising out of the discussion or any consummation of the Merger. Notwithstanding the foregoing, Target may sell, at any time prior to the Effective Time without prior approval by Acquiror or Sub, in one or more transactions, of up to $2,000,000 in equity securities to one or more investors.

          8.3 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

          8.4 Tax-Free Organization. Each party shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

          8.5 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its reasonable good faith efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

     9.   THE CLOSING.

          9.1 Merger. On the date of the Closing, the Agreement of Merger shall be filed with the office of the Secretary of State of the States of New York and Delaware (provided that the Agreement of Merger shall not permit the Merger to be effective prior to the Closing) and the merger of Sub with and into Target shall be consummated.

          9.2  Additional Documents.

               (a) At any time and from time to time at or after the Closing, the parties shall at the request of the other party execute and deliver or cause to be executed and delivered all such assignments, consents and other documents and take or cause to be taken all such other actions as either party may reasonably deem necessary or desirable, in order to more fully and effectively carry out the intents and purposes of this Agreement.

               (b) Target shall execute and deliver to Acquiror a statement meeting the requirements of Treasury Regulation Section 1.897-2(h)(2) stating that interests in Target are not United States real property interests.

     10.  CONDITIONS TO TARGET'S OBLIGATIONS.

     Target's obligations hereunder are subject to the fulfillment or satisfaction on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Target, but only in a writing signed by Target):

          10.1 Accuracy of Representations and Warranties. The representations and warranties of Acquiror and Sub set forth in Section 4 shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing and the conditions to Target's obligations set forth under Sections 10.1, 10.2, 10.3 and 10.4 shall have been satisfied.
Target shall receive a certificate to such effect from an executive officer of Acquiror.

          10.2 Covenants. Acquiror and Sub shall have performed and complied in all material respects with all of their covenants contained in Sections 7 and 8 to be performed on or before the Closing, and Acquiror shall deliver to Target a certificate executed by an executive officer of Acquiror at Closing stating that such condition has been satisfied.

          10.3 No Litigation. No litigation or proceeding shall be threatened or pending against Acquiror for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement.

          10.4 Authorizations. Target shall have received from Acquiror and Sub written evidence that the execution, delivery and performance of Acquiror and Sub's obligations under this Agreement and the Agreement of Merger have been duly and validly approved and authorized by the Board of Directors of Acquiror and Sub, respectively, and the shareholder of Sub.

          10.5 Government Consents. There shall have been obtained at or prior to the date of Closing such permits or authorizations (including "Blue Sky" permits or authorizations), and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken, including, but not limited to, compliance with applicable state and federal securities laws.

          10.6 Opinion of Acquiror's Counsel. Target shall have received from counsel to Acquiror, an opinion substantially in the form attached hereto as Exhibit E.

          10.7 Material Adverse Change. Acquiror shall not have suffered any material adverse change in its business and operations, taken as a whole, since the date of this Agreement (provided that changes in the trading prices for Acquiror Common Stock during such period shall not be taken into account in connection with the determination as to the existence or absence of such a change with respect to Acquiror).

          10.8  NASDAQ.   The shares of Acquiror Common Stock to be issued shall
have been approved for quotation on the Nasdaq National Market.

     11.  CONDITIONS TO ACQUIROR AND SUB'S OBLIGATIONS.

     Acquiror's and Sub's obligations hereunder are subject to the fulfillment or satisfaction on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Acquiror, but only in a writing signed by Acquiror):

          11.1 Accuracy of Representations and Warranties. The representations and warranties of Target contained in Section 3 and the Shareholders in Section 5 shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing and the conditions to Acquiror's and Sub's obligations set forth under Sections 11.1, 11.2, 11.3 and
11.4 shall have been satisfied. Acquiror shall receive a certificate to such effect from an executive officer of Target.

          11.2 Covenants. Target and the Principal Shareholders shall have performed and complied in all material respects with all of their covenants set forth in this Agreement on or before the Closing.

          11.3 No Litigation. On and as of the Closing, no litigation or proceeding shall be threatened or pending against Target for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which would have a material adverse effect on the business, liabilities, income, property, operations or prospects of Target subsequent to the Closing.

          11.4 Authorizations. Acquiror shall have received from Target written evidence that (i) the execution, delivery and performance of this Agreement and the Agreement of Merger have been duly and validly approved and authorized by its Board of Directors and (ii) Target Shareholders holding not less than 98% of the Target Shares shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby.

          11.5 No Adverse Development. There shall be no order, decree, or ruling by any court or Governmental Body which would prevent the consummation of the Merger or be reasonably expected to have a material adverse effect on the conduct of the business or operations of Target by Acquiror subsequent to the Closing. Target shall not have sustained a loss, whether or not insured, by reason of physical damage caused by fire, flood or earthquake, accident or other calamity which materially affects the Target Balance Sheet or its ability to carry on its business as proposed to be conducted. Target shall not have suffered any material adverse change in its business and operations, taken as a whole, since the date of this Agreement

          11.6  Required Consents.   All written consents, assignments, waivers,
authorizations or other certificates required by Target's Material agreements or other obligations in connection with the consummation of the Merger shall have occurred or been obtained.

          11.7 Opinion of Target's Counsel. Acquiror shall have received from counsel to Target, an opinion substantially in the form attached hereto as Exhibit F.

          11.8 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken, including, but not limited to, compliance with applicable state and federal securities laws. Without limiting the generality of the foregoing, each of the shareholders of Target shall have supplied Acquiror with an investor representation statement satisfactory to Acquiror to confirm the availability of Regulation D, there shall not be more than 35 non-accredited investors, and an investor representative shall have been appointed to be available to advise all non-accredited investors.

          11.9 Employment Offers and Other Agreements. Each of the Target Principal Shareholders shall have entered into non-compete agreements with Acquiror in substantially the same form as attached hereto as Exhibit C and each of the Target Principal Shareholders and Brian Gonick shall have entered into employment letters with Acquiror substantially in the same form as attached hereto as Exhibit D; all other employees and consultants of Target as of the Closing shall have accepted employment (or consultant positions, as appropriate) with Acquiror or Target on terms satisfactory to Acquiror; such employees and consultants shall have entered into confidentiality and inventions agreements in Acquiror's standard form.

          11.10 Purchaser Representative. A Purchaser Representative, as defined in Regulation D under the Securities Act, reasonably satisfactory to Acquiror shall be made available to represent each of the Target Shareholders who are not "accredited" as defined in Regulation D, and such Purchaser Representative shall have executed documentation reasonably satisfactory to Acquiror to reflect such appointment.

          11.11 Transaction Costs. Target shall have a delivered a certificate confirming all Transaction Costs (as hereinafter defined) payable by Target or the Target Shareholders.

     12.  TERMINATION OF AGREEMENT.

          12.1 Mutual Agreement. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto.

          12.2 Failure to Fulfill Conditions. Either Acquiror or Target may terminate this Agreement if the Merger has not been consummated within sixty
(60) days of the date of this Agreement by reason of the failure to be satisfied of any condition precedent to such party's obligations to consummate the transactions contemplated hereby (provided that the right to terminate this Agreement under this Section shall not be available to any party whose failure to fulfill any obligation or willful breach of any representation, warranty or covenant, under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date). Any termination of this Agreement under this Section shall be effective by the delivery of notice of the terminating party to the other parties hereto.

          12.3 No Liability. Any termination of this Agreement in accordance with Sections 12.1 or 12.2 shall be without further obligation or liability upon any party in favor of any other party hereto.

          12.4 Effect of Termination. The termination of the Agreement pursuant to this Section shall terminate all sections hereof other than Section 8.1.

     13.  INDEMNIFICATION.

          13.1  Survival of Representations.

                (a) The representations and warranties made by Target and the Shareholders under Sections 3 and 5 hereof and the representations and warranties set forth in any certificate delivered by Target in connection with this Agreement shall survive the Closing and shall remain in full force and effect and shall survive until the end of the Indemnification Period and shall survive thereafter only with respect to any claims for indemnification made prior to the end of the Indemnification Period.

               (b) The representations, warranties, covenants and obligations of Target, and the rights and remedies that may be exercised by the Indemnitees (as defined herein), shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

               (c) For purposes of this Agreement, each statement or other item of information set forth in the Target Disclosure Schedule shall be deemed to be a representation and warranty made by Target in this Agreement.

               (d) All representations, warranties, covenants and agreements of Acquiror contained in this Agreement shall terminate as of the Effective Time, provided that the covenants and agreements contained in Sections 7.3, 7.4, 7.5,
--------
7.6, 7.7, 7.8, 8.1 and 14.6 shall survive the Closing and shall continue in full force and effect.

          13.2  Indemnification by Target Shareholders.

                (a) From and after the Closing Date, the Target Shareholders shall be severally liable for and shall hold harmless and indemnify Acquiror and the Surviving Corporation (each an "Indemnitee") from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 3 or 5 hereunder or in any certificate delivered by Target in connection with this Agreement; (ii) any breach of any covenant or obligation of Target or the Target Shareholders hereunder or pursuant to any agreement delivered in connection herewith; (iii) any Legal Proceeding relating to any inaccuracy, breach or expense of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section if such Indemnitee is the prevailing party in any such Legal Proceeding); or (iv) violations by Target of applicable securities laws prior to the Effective Date described in Section 3.2 of the Target Disclosure Schedule, provided, however, that no Target shareholder shall have any
--------  -------
obligation under this Section for breaches of any representation, warranty or covenant made by another Target shareholder unless such breach is also a breach by Target. Iit is expressly acknowledged that.

                (b) If the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Acquiror shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

                (c) No Indemnitee shall have the right to be indemnified pursuant to this Section unless and until the Indemnitees together shall have incurred on a cumulative basis from and after the Closing Date aggregate Damages in an amount not less than $250,000 whereupon the Target Shareholders shall be obligated to indemnify against all Damages.

                (d) Notwithstanding anything to the contrary set forth herein, except with respect to breaches of Section 8.1 hereof or claims for fraud or intentional misrepresentation, the indemnity provisions set forth in this Section shall be Acquiror's sole remedy related to claims following the closing of the acquisition transaction described herein and the maximum liability of each of the Target Shareholders shall be limited to the Acquiror Shares issuable to such shareholder hereunder and held in escrow pursuant to the Indemnity Escrow.

                (e) In the event of any withdrawal from the Indemnity Escrow to satisfy any claim for damages, the Acquiror Shares shall be valued equal to the "Average Acquiror Stock Price".

          13.3 No Contribution. The Target Shareholders shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation which they have in their capacity as shareholders in connection with any indemnification obligation or any other liability to which it may become subject under or in connection with this Agreement or any certificate delivered by Target in connection with this Agreement.

          13.4 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Acquiror or against any other Person) with respect to which the Target Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section, the procedure set forth below shall be followed.

                (a) Notice. Acquiror shall give prompt written notice of the commencement of any such Legal Proceeding against Acquiror or the Surviving Corporation for which indemnity may be sought; provided, however, that any failure on the part of Acquiror to so notify Target shall not limit any of the obligations of Target under this Section unless and to the extent that the ability to defend such claim is materially prejudiced by such failure or delay. The Indemnification Period shall be tolled solely with respect to a particular claim for the period beginning on the date the Target Shareholders receive written notice of that claim until the final resolution of such claim so long as such claim is made within the Indemnification Period.

                (b) Defense of Claim. The Indemnitee shall have the right to be represented by counsel of its choice and to defend or otherwise control the handling of any claim, or Legal Proceeding for which indemnity is sought. If the Indemnitee so proceeds with the defense of any such claim or Legal Proceeding:

                     (i) all reasonable expenses relating to the defense of such claim or Legal Proceeding (whether or not incurred by the Indemnitee) shall be borne and paid exclusively by the Target Shareholders;

                     (ii) the Target Shareholders shall make available to the Indemnitee any non-privileged documents and materials in the possession or control of the Target Shareholders that may be necessary to the defense of such claim or Legal Proceeding except for documents or materials which are sealed by a court order or are subject to a nondisclosure agreement prohibiting disclosure by the Target Shareholders;

                     (iii) the Indemnitee shall keep the Target Shareholders informed of all material developments and events relating to such claim or Legal Proceeding and provide reasonable assistance in connection therewith; and

                     (iv) the Target Shareholders shall have the right to participate in the defense of such claim or legal proceeding at their sole cost and expense; and

                     (v) the Indemnitee shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the written consent of the Target Shareholders; provided, however, that the Target Shareholders shall not unreasonably withhold such consent.

          13.5 Indemnity Escrow. As soon as practicable after the Effective Time, Acquiror shall deposit into an escrow account (the "Indemnity Escrow") with Interwest Transfer Services as escrow agent (the "Indemnity Escrow Agent"), ten percent (10%) of the Acquiror Shares (the "Indemnity Escrow Holdback"). The Indemnity Escrow Holdback shall be withheld on a pro rata basis from the Target Shareholders who otherwise are entitled to such amounts at the Effective Time and shall be governed by the terms set forth herein and in an escrow agreement (the "Indemnity Escrow Agreement") in substantially the form attached hereto as Exhibit B. The Indemnity Escrow shall be available to compensate the Indemnitees for any loss, to the extent of the amount of Damages that such Indemnitee has incurred and which are subject to indemnification hereunder and except as provided in Section 13.2(d) shall be the sole and exclusive recourse for the Indemnitees pursuant to Section 13.2.

          13.6  Shareholder Representative.

                (a) By virtue of their approval of this Agreement, the Target Shareholders will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time, John Rigos (the "Shareholder Representative"), as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement or the Indemnity Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to waive any terms and conditions of any such agreement, to give and receive notices and communications, to authorize delivery to Acquiror of the Indemnity Escrow Holdback or other property from the Indemnity Escrow in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Indemnity Escrow from time to time upon not less than ten (10) days' prior written notice to Acquiror. The Shareholder Representative shall receive no compensation for his services. Notices or communications to or from the Shareholder Representative shall constitute notice to or from each of the Target Shareholders. This power of attorney is coupled with an interest and is irrevocable.

                (b) The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative while acting in good faith and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target Shareholders shall severally indemnify the Shareholder Representative and hold him harmless against any loss, liability or expense incurred without bad faith on the part of such Shareholder Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

          13.7 Claims. In the event Acquiror becomes aware of a third-party claim which Acquiror believes will likely result in a demand against the Indemnity Escrow, Acquiror shall promptly notify the Shareholder Representative of such claim, and the Shareholder Representative and the Target Stockholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Indemnity Escrow shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement of any such claim without the consent of the Shareholder Representative, which consent shall not be unreasonably withheld or delayed. In the event that the Shareholder Representative has consented to any such settlement, the Shareholder Representative shall have no power or authority to object to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

     14.  MISCELLANEOUS.

          14.1 Governing Laws. It is the intention of the parties hereto that the internal laws of the State of Delaware (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          14.2 Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

          14.3 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          14.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the documents referenced herein, and the exhibits and schedules thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

          14.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

          14.6 Expenses. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto. In the event the Merger is consummated, all legal, accounting, investment banking fees and other out of the ordinary course expenses incurred by Target and the Target Shareholders in connection with the Merger ("Target Transaction Expenses") shall be deemed to be expenses of the Target Shareholders, shall be borne by the Target Shareholders and shall not become obligations of Target, Acquiror or the Surviving Corporation; provided however, that Target and Target Transaction Expenses in an amount not in excess of an aggregate of $75,000 shall be paid by Target. Target shall present a good faith estimate of all such Target Transaction Costs prior to the closing of the Acquisition and any amount of Target Transaction Costs above $75,000 ("Excess Transaction Costs") shall be deducted from purchase price (and reduce the number of Acquiror Shares accordingly). In the event that the final Transaction Costs are higher than the good faith estimate, any such excess may be deducted as a claim against the Indemnity Escrow.

          14.7 Other Remedies. Except with respect to claims for indemnification under Section 13 or as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

          14.8 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

          14.9 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto.

          14.10 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

          14.11 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.


          14.12 Notices. Any notice provided for or permitted under this Agreement will be treated as having been received (a) when delivered personally,
(b) when sent by confirmed telex or telecopy, (c) one (1) day following when sent by commercial overnight courier with written verification of receipt, or
(d) three (3) days following when mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section:

    Target or the             Group K Inc., d.b.a. Cductive
    Shareholder               180 Varick Street
    Representative            New York, New York 10014 Facsimile: (212) 989-8544
                              Attn: John Rigos

    With copy to:             Kalow Springut & Bressler LLP
                              488 Madison Avenue
                              New York, New York 10022
                              Facsimile: 212-813-9600
                              Attention: Jay S. Rand, Esq.

    Acquiror or Sub:          EMusic.com Inc.
                              1991 Broadway, 2nd Floor
                              Redwood City, CA 94063
                              Phone: 650-216-2000
                              Fax:  650-556-9712
                              Attn: President

   With copy to:              Gray Cary Ware & Freidenrich LLP
                              400 Hamilton Avenue
                              Palo Alto, CA 94301
                              Facsimile:  (650) 327-3699
                              Attention: Andrew Zeif, Esq.


          14.13 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

          14.14 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

          14.15 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

          14.16 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


EMUSIC.COM INC.                          GROUP K INC., D.B.A. CDUCTIVE

By: /s/                                  By: /s/
   -----------------------------            -----------------------------


GNA CORPORATION

By: /s/
   -----------------------------


SHAREHOLDERS:                               ADDRESS:

/s/ John Rigos                              180 Varick Street, 2nd Floor
--------------------------------            New York, NY  10014
John Rigos


/s/ Thomas Ryan                             180 Varick Street, 2nd Floor
--------------------------------            New York, NY  10014
Thomas Ryan


/s/ Alan Manual                             1126 Folsom Street
--------------------------------            San Francisco, CA 94103
Alan Manuel


           [SIGNATURE PAGE FOR AGREEMENT AND PLAN OF REORGANIZATION]

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